UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 16, 2006

                                    ENERGY CONVERSION DEVICES, INC.

(Exact Name of Registrant as Specified in Charter)

        Delaware                                             1-8403                              38-1749884

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  2956 Waterview Drive, Rochester Hills, MI                                                       48309

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(248) 293-0440

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

The information in this Current Report shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of Energy Conversion Devices, Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing.

On February 16, 2006, Energy Conversion Devices, Inc. (the “Company”) announced a proposed common stock offering to finance the expansion of solar module production capacity of its wholly owned subsidiary, United Solar Ovonic, and the filing of a shelf registration statement offering 6,150,000 shares of the Company’s common stock, including 5,766,928 shares to be sold by the Company and 383,072 shares to be sold by certain directors and officers of the Company.

The Company also announced its plan to expand United Solar Ovonic manufacturing capacity to 300 megawatts by 2010.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits:

Exhibit No.	Description

99.1

Press release issued by the Company on February 16, 2006 announcing proposed common stock offering to finance expansion of United Solar Ovonic manufacturing capacity and fling of shelf registration statement

99.2	Press release issued by the Company on February 16, 2006 announcing plans to expand United Solar Ovonic manufacturing capacity to 300 megawatts by 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY CONVERSION DEVICES, INC.

By:     /s/ Ghazaleh Koefod

Corporate Secretary

Date: February 16, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1

Press release issued by the Company on February 16, 2006 announcing proposed common stock offering to finance expansion of United Solar Ovonic manufacturing capacity and fling of shelf registration statement

99.2	Press release issued by the Company on February 16, 2006 announcing plans to expand United Solar Ovonic manufacturing capacity to 300 megawatts by 2010

4